Exhibit 99.2
TRANSCRIPT OF INVESTOR CALL
August 7, 2014

Bill Grubbs, CEO

We appreciate your patience. This was obviously a Verizon issue. I don’t know what happened. So what we’re going to do guys is to record this call like the other call, transcribe it and put it on our website so that it is public information and we can talk to everybody about the same things that we talk to you about. So, whatever questions you ask will become public. I’ll tell you what, I will review the people that joined the call in the order that you dialed in and you can just ask open questions after that. So, Gary, you got on first if you want to go ahead and start.

Gary Taylor, Citigroup

Sure. Thanks. I was going to ask a couple questions. One is when we think about the third quarter revenue guidance, particularly for the allied segment, can you give us kind of a pro forma – even if it is rough – breakdown of per diem versus travel and then also for modeling how to think about revenue per day and per diem versus travel.

Bill Burns, CFO:

I just need to grab that file.

Bill Grubbs, CEO:

While Bill is looking, let me give you kind of my view. Slightly different answer to your question, but what we did is to look at if we’re really growing you know, we made two acquisitions – one in December and one in June -- so I looked at 2013 numbers, and if you look at 2013 for Cross Country Healthcare, the allied business we bought from On Assignment and MSN – real full audited numbers -- if we had been a combined entity in 2013 we’d have $705 million of revenue. Our Q2 run rate and MSN’s Q2 run rate implies $744 million annualized run rate, and if you look at our Q3 guidance, it implies $748 to $768 million run rate, so there’s real growth on the base business from what we acquired on a pro forma basis from 2013. But as for the mix of business between per diem and allied and travel, Bill is looking it up.

Bill Burns, CFO:

In aggregate, between travel and branch it would be roughly 2/3 travel and 1/3 in branch and that’s not splitting out the allied if you want to know splits on that.

Bill Grubbs, CEO:

So our branch is mostly per diem but there is the $40 million of acquired business from On Assignment in the branch network as well and that’s all allied business.

Bill Burns, CFO:

But as far as the nursing and allied segment on a pro forma basis after the acquisition, it would roughly equate to about 80% of the total business – that segment – 80% of our consolidated business.

Gary Taylor, Citigroup

Got it. So, I guess maybe more to the point is will the disclosure change do you think in any way with MSN included or will you still just roll up that entire sector with one FTE in the field number and you know one revenue per day number?

Bill Grubbs, CEO:

I think that is probably what we’ll do. We will look at the metrics because certainly a branch based operation with a much higher amount of per diem and we do convert our per diems into an FTE number but there is obviously a lot more shift work and not regular 30-40 hours per week worked but we do have a conversion to do that. We’ll look at that. There is a small piece of MSN that’s going to go into our MDA operation and we’ll give you a reconciliation of how that operates. They have advanced practices of nurse practitioners that belongs in our MDA business but it is a very small amount – maybe $4-$5 million of revenue.

Bill Burns, CFO:

Less than 3% of the revenue.

Gary Taylor, Citigroup

Ok. My last question and I’ll let some of the others jump in. So, the organic growth that you talked about in the quarter and that you anticipate for the 3Q, can you give us a little more color on geography and is there anything in terms of type of client, etc. or any material geographic differences that you are seeing?

Bill Grubbs, CEO:

So, if you look at all of the states, our four highest growth states were California, North Carolina, New York and Texas. I’m going to answer a question you didn’t ask. We’re getting a lot of questions around the Medicaid expansion and whether there is a correlation in our geographic growth versus the states that have opted in on the Medicaid. The answer is no. Of the four I just told you, two of those have opted in and two have not opted in but they are still our strongest growth. So, we’re not getting a correlation between Medicaid expansion states and growth. But, my customers are saying that Medicaid expansion states are helping them quite a bit. In fact the four main themes I’m hearing – I’m sorry. The four main themes I’m getting from our customers is that admissions are down, outpatient services are up, Medicaid expansion is helping them and it is profitable, and they have a lower percentage of non-paying customers. So, back to your question…those four states are where we are seeing most of our growth and I think that’s off the back of just busy customers and a couple of MSPs that we’ve won, but there is no particular growth. We see a little bit more growth in ambulatory than we do in acute care settings and we think that is a trend that will continue.

Bill Grubbs, CEO:

Jeff, you were next if you want to go.

Jeff Silber, BMO Capital Markets:

Great. Thanks so much. Over the past few weeks, there has been a lot of noise about what is going on with VA hospitals and I know there are some potential changes going down the road. Can you just remind us what your exposure is there and if you think any of the changes that might be coming forward might impact you.

Bill Grubbs, CEO:

In nurse and allied it is not a huge exposure and Bill is going to try to look up the number here. I’m not sure we have it. It is a bigger exposure in our physicians business and we’re hoping that the $17 billion that was approved by the government may give us a boost on the government side in our physician staffing. Our government staffing in our physician staffing is part of the reason we’re off of our number. We had a fairly large exposure on our MDA side. The nurse and allied is not as much – and I don’t think we have the number with us –

Jeff Silber, BMO Capital Markets:

Ok, we can follow up offline. That’s fine. Just some other questions on the third quarter. One, are there going to be any one-time charges from these acquisitions?

Bill Burns, CFO:

Yes, we will continue to expect some costs to flow through particularly related to the integration. Not necessarily the deal related. The costs we saw in the first quarter were predominantly deal related. There will be charges. If you give me a moment, I’ll tell you a sense of what those will stack up to be – too much paperwork in front of me –

Bill Grubbs, CEO:

As he does that though, we’ve done our restructuring charges at this point though.

Jeff Silber, BMO Capital Markets:
A couple of other questions. I might as well just ask in a pile. What should we for corporate expenses in the third quarter, interest expense, tax rate and share count?

Bill Burns, CFO:

Ok, so – lot of pieces there – in the quarter we expect between I’d say $2-2.5 million of one-time charges related to acquisition integration. You had asked about the interest expense. That is going to be a little bit tricky to predict and I can explain a little bit more about why. On a cash interest perspective, we know the number. It’s going to be roughly between $1.3 million and $1.4 million based on the current outstanding debt. But the convertible notes that we took out related to the acquisition have an embedded derivative feature and, as such, has to be bifurcated, separately valued and creates additional debt discount that has to be amortized as interest expense. So, that’s a piece that we cannot predict because there are multiple inputs that go into determining some of the valuation at this point right now that is still being worked through. The derivative itself will also be mark-to-market on a go-forward basis, and that will create some volatility as the share price moves. So the debt discount will be amortized using the effective rate method, but the derivative itself – the liability will be revalued on each balance sheet date based on different inputs like the share price. So, there’s going to be some volatility on the P&L below the EBITDA line that we just can’t predict or give you insight into right now.

Jeff Silber, BMO Capital Markets:

I’m sorry. Tax rate and share count?

Bill Burns, CFO:

Tax rate is another thing that is again very difficult because if you look historically, you know we’ve been operating in loss positions and, as such, we’ve established a full valuation allowance against our DTAs. So, what happens is you wind up with tax expense being on an actual basis. One is your state and local tax difference on a federal basis, plus some disallowed federal items in the per diem business but the biggest driver of our tax rate is the deferred tax liabilities associated with indefinite lived intangibles that get amortized. So, as we’ve now put more on the books related to the acquisition of MSN, the tax expense will likely increase in the coming quarter from what we’ve seen. But it’s not necessarily tied to the results that are published because of the valuation allowance. So, normally you’d expect when you are losing money to have a tax benefit to put on the books. We do not have that case because again we are in a full valuation reserve position right now.

Jeff Silber, BMO Capital Markets:

Ok. Now, share count and then I’ll let somebody else jump on.

Bill Burns, CFO:

I don’t think we’ll see a material change in the share count. I think we said 31.1 was the average for the quarter. What will likely appear in the Q is I think 31.5 if I’m not mistaken as to what the actual shares outstanding were. Somewhere in that ballpark is probably what we can expect is the 31.5 million. I don’t have it in this document here.

Bill Grubbs, CEO:

He also asked about corporate expenses.

Bill Burns, CFO:

Yes, you did ask about corporate expenses – corporate G&A. We will expect corporate G&A to go up from what we’ve seen in this past quarter. It will probably be in the 6.4 to 6.5 million range is what we’re anticipating now. A lot of that has to do with – the increase quarter over quarter has to do with the additional stock compensation expense with the executives that were changed out this year. We had some forfeitures within the quarter that reduced our stock comp expense for the quarter so we will expect that to come back in Q3 and the addition of MSN corporate.

Jeff Silber, BMO Capital Markets:

Alright. Great. Thanks again.

Bill Grubbs, CEO:

Joe, you were next if you have any questions.

Joseph France, Cantor Fitzgerald

Yes. Thanks Bill. I just was seeking clarification to your comment to Gary about the lack of correlation to the Medicaid expansion states. We’ve seen a lot of hospitals for example reporting strong admissions, surgeries, ER visits, etc.. I realize that geography accounts for no small piece of that, but just curious how this improvement wouldn’t have some significant impact on you.

Bill Grubbs, CEO:

I think it does. So, my customers – and I’ve spoken to quite a few customers before this call, and I was at a customer on Tuesday of this week traveling – they tell me that part of the demand, the reason we have increased demand from them is because of Medicaid expansion. But when I look at my geographic growth, there is not an exact correlation in my overall business growing in line with the Medicaid expansion states. So, it seems like a little bit of a disconnect but my customers are telling me the reason we have increased demand is because of that issue. So, I’m hearing the same thing you are hearing, it’s just that the overall numbers don’t. So, I must just have puts and takes in my geography that doesn’t make it fit exactly right.

Joseph France, Cantor Fitzgerald

Maybe there is some lag, do you suppose?

Bill Grubbs, CEO:

And, there could be a little bit of a lag to it. You’re right because the orders that we got all through Q2, those may be Q3 and Q4 revenue.

Joseph France, Cantor Fitzgerald

And just one follow up. Was there an answer to the question about the tax rate going forward or just an explanation that it is difficult to predict?

Bill Burns, CFO:

Yes, that is exactly the challenge that we have. We don’t have a specific rate because it doesn’t correlate to the profit before tax line item. It is more of a charge that is based on the amortization of those indefinite lived intangibles I mentioned earlier. So, it’s not a rate that…

Joseph France, Cantor Fitzgerald:

So, it is going to be a number.

Bill Burns, CFO:

Yes. It is not very meaningful.

Joseph France, Cantor Fitzgerald:

Did you say you are going to post the recording, the transcript of this?

Bill Grubbs, CEO:

Yes, we will post a transcript of this on our website.

Joseph France, Cantor Fitzgerald:

On the website. Ok. Good. Thank you very much for the follow up.

Bill Grubbs, CEO:

You are welcome. Josh, you were next to dial in.

Josh Vogel, Sidoti & Company:

Thanks Bill. Can you remind us the potential dilution from the convert and how if the shares are above $7.10 how we should be modeling the share count beyond Q3?

Bill Burns, CFO:

So, the amount of the shares that would be issued contingently would is about 3.5 million shares – I can do the math really quickly – yes, 3.5 million shares would be issued if the stock gets in the money, so that’s the relative percentage of dilution on the shares that we have outstanding. On 31.5 million, you’re looking at about between 10 and 11% of the outstanding shares.

Bill Grubbs, CEO:

But they don’t get …

Bill Burns, CFO:

But they are not added to the share count until they convert. But they would if we issued more shares outstanding.

Josh Vogel, Sidoti & Company:

Ok. And then, as far as the timing of when you think MSN will be fully integrated and then I know you talked about this when you made the acquisition but now that we’re two months past that, when do you think we’ll fully see the cost savings kick in. At what point in 2015?

Bill Grubbs, CEO:

So, we’ve made very good progress so far. We’re at…we had targeted about 120 headcount reductions and we’re pretty close to 80 out of those already. We’re at a pretty high percentage of the actions we’ve taken towards getting at the number.

Bill Burns, CFO:
So, if you look at what we’ve accomplished in the last 30 days, it’s terrific tremendous performance because we’re getting quickly at the numbers we said we’d get to. In the first 30 days we’ve obviously actioned the leadership team at the corporate level at MSN. We have realigned our regional structure from a sales perspective, we’ve closed several branches. We’ve also closed the first floor of their corporate office. So things are progressing very well. To Bill’s point, we had said we expect the majority of the actions to be taken by the end of this year when we acquired the company. That is still the case. There is really not a change in that. We fully expect the $12-$14 million. If you ask me which quarter we will fully realize that, I think we’ll be at the run rate of that sometime early in the first half of 2015 fully, but the vast majority of those actions will have been taken this year. So, we’ll be at a very good run rate early in 2015.

Bill Grubbs, CEO:

We said we’d be at what a $10 million annualized run rate at the end of this year? I think we’ll hit that number probably.

Bill Burns, CFO:

Yes.

Josh Vogel, Sidoti & Company:

Ok. And just one last one. Now with the allied deal and the MSN done, can you talk about your acquisition appetite going forward. Do you feel like you have the platform that you want in place or are there other little niche acquisitions you may be looking at?

Bill Grubbs, CEO:

I turned down most of things that have been sent to me over the last 6 or 8 weeks or so. I think I have a pretty good market share in each of the four main segments of healthcare staffing when you look at travel nursing and per diem nursing and locum tenens and allied and I don’t really have an appetite now to do any more acquisitions. I don’t want to bring on any more debt into the company, even though I think we’ll start generating decent amounts of cash going forward. But now, I think I’m in pretty good shape. I need to get this thing integrated. I want to make sure I don’t disrupt the revenue growth that we’re seeing now and the progress we’re making on all of our initiatives. So, I think I’m pretty good right now. Does that mean something really compelling may come and knock on my door and I want to look at it? Maybe, but I’m certainly not planning any more acquisitions for the time being.

Josh Vogel, Sidoti & Company:

Alright. Sounds good and thanks for setting up the follow up call.

Bill Grubbs, CEO:

Frank, you were next and then we’ll open it up to anyone that has follow up questions.

Frank Atkins, SunTrust Robinson Humphrey:

Ok, great thanks. Wanted to ask a little bit about physician staffing. In your prepared remarks you talked about… you thought the market was doing well but you hadn’t really participated. Is that related to kind of mixed shift or specialties or any color you can give us in terms of what the new leadership initiatives may be or what trends you see.

Bill Grubbs, CEO:

I’m basing that I think the market is better because our competitors have done better and not only the published competitors, AMN and On Assignment, but I talked to some of the other competitors and they all seem to be doing better than we are. So, we are obviously not participating as well as I’m hearing from the marketplace. If you look at specifics, one of the issues is that our largest specialty in locum tenens is emergency medicine and that’s down quite a bit on a year over year basis and I don’t know why because I am hearing antecdotally from our customers that they are seeing more emergency room visit, so I’m surprised at that. I think I’ve mentioned in the past, we have a business model that I do not think is scalable with the market and I think that is what our issue is. I think there is demand out there, but our model wasn’t set up to be able to take advantage of it. Really, where I had to make the change at the President level of that division in order to try to get the changes in place. I thought I had the management team on board. I thought we were starting to make the changes, but that wasn’t happening so we made a change in leadership. Really what they are doing is being much more sales focused as well as changing the delivery model so that it can be scalable when we see the demand out there and we’re able to ramp up with our customer demand. So it is going to be a couple of quarters before we start to see any real improvement there.

Frank Atkins, SunTrust Robinson Humphrey:

Ok. That makes sense. I also wanted to talk about EMR wins. You said that you’ve seen some nice improvement in that activity there. What is driving that and what type of visibility do you have?

Bill Grubbs, CEO:

We have okay visibility. I know some people believe they are lumpy and they can be lumpy to some extent. We have several. We had 18 EMR projects in the second quarter. We have some of them that are winding down, and although we have 11% year-over-year growth in our nurse and allied in Q2 on an organic basis, actually the headcount at our EMRs was actually down from Q1 to Q2. But we have a very strong pipeline and we did win one fairly large EMR project in the second quarter. We have two or three – in fact my customer meeting earlier this week has a big EMR project coming up in two phases that will last through 2016. So, we still have a robust pipeline and those existing 18 projects that are in place today. We have a new project we know that is coming on in the next four or five weeks, so I think it is going to continue for awhile. I see people that have already utilized all of the credits and the government money, but are still in the process of doing EMR projects. So, it is not directly related to the government deadline. There are other projects that customers are undertaking separate from the government initiatives.

Frank Atkins, SunTrust Robinson Humphrey:

Okay. Thanks so much.

Bill Grubbs, CEO:

Okay, then I think somebody else came on the call.

A.J.Rice, UBS Securities:

Hi. It’s A.J. Rice from UBS. How are you?

Bill Grubbs, CEO:

Hi A.J. Do you want to go next?

A.J.Rice, UBS Securities:

Sure. I just have a few. I didn’t hear the beginning, so you may have already gone through some of this. On the depreciation and amortization, I know you gave a lot of numbers around share count, etc. With MSN coming on, is there a sort of run rate for D&A to think about?

Bill Burns, CFO:

Yes. D&A is going to tick up of course with the acquisition and it is subject to the final valuation of the intangibles and the allocation between definite and indefinite lived intangibles, but I would expect that number to come out for the third quarter somewhere between two and a half and three million dollars, including our historical run rate plus the acquisition.

A.J.Rice, UBS Securities:

And, on the synergy number I know you commented on having a very good pace but I think the original target was $12 - $14 million. Is that still the target or is there any change in that?

Bill Grubbs, CEO:

That is still the target and we believe we are on track to hit that number and that hasn’t changed.

A.J.Rice, UBS Securities:

And, when you think about the third quarter guidance, looks like the revenues incorporate MSN. The 3-3.5% margin…. is MSN hurting that…helping that? How would you characterize their impact on your margin right out of the box?

Bill Grubbs, CEO:

It depends on who you give credit for the synergies. Their performance was very good in Q2. They had real revenue growth on a year-over-year basis, so they are getting a real increase in profitability based on leverage from revenue growth. They started taking some of the synergy actions we had identified. Remember, we had started negotiating with them in February so all of our synergy numbers come off of a 2013 run rate. But as they were progressing into Q2, they took some of those actions themselves and they were growing. So, their Q2 performance was pretty decent. Overall, I think 3-3.5 is about the same in both businesses.

Bill Burns, CFO:

Just to add a little color to that, so while the MSN business performed very well through the second quarter – and to Bill’s point they had begun taking some cost actions, they also were not continuing to run the business in the normal fashion. They knew the business was to be sold, so certain things in their results for the second quarter were not typical. So, if you normalize for those things, you come to an Adjusted EBITDA margin that is more in line with what we saw for the second quarter in our organic business. So, overall when you layer in their Q2 performance with ours, you get a very similar result for EBITDA margin. And, so it is really the sequential growth, plus the additional incremental synergies that is going to fuel the expansion on the EIBTDA margin into Q3.

A.J. Rice, UBS Securities:

And I think I heard you say on the physician side the softness you’re seeing on specialties is mainly in emergency room staffing. Is there any other area that is particularly strong or soft?

Bill Grubbs, CEO:
Yes, the one that is growing fairly strong for us is our advanced practices – nurse practitioners and physicians assistants – we know from our customers that they are expanding the use of those because they help bring their costs down in the treatment of the patients. We see emergency medicine is our largest one that is going down. Oncology is going down this quarter as well, as well as pediatrics. The ones where we are seeing growth are the surgical subspecialties, the advanced practices – nurse practitioners and physicians assistants -- and then a couple of other minor ones.

A.J. Rice, UBS Securities:

Okay. That’s great for me.

Bill Grubbs, CEO:

I’ll open it up to anyone else that has a follow-up or didn’t get a chance to ask a question.

Jeff Silber, BMO Capital Markets:

It’s Jeff Silber. Just with a quick one. What are you expecting for capital expenditures for the balance of the year.

Bill Burns, CFO:

Well, I can’t tell you the balance of the year, I can tell you they will uptick from what we saw in the second quarter. We spent about $300,000 in the second quarter, but that will go back to a more normalized run rate, especially as we begin the integration of some of the systems from the acquisition. We have to get platforms converted, etc. so I would expect that number to be close to $1 million in the third quarter. I am not projecting significant growth on that in the fourth quarter, but we’ll give you more guidance on that as we see how much we get through in the third quarter.

Jeff Silber, BMO Capital Markets:

I’m sorry. Second quarter you said was $300,000?

Bill Burns, CFO:

Yes, if I remember correctly it was $300,000.

Jeff Silber, BMO Capital Markets:

Alright. Great. Thanks so much.

Bill Grubbs, CEO:

Anybody else? We also want to talk to you a little bit about eps. Because of our tax uncertainty and this derivative element to the loans we took out, there is going to be a lot of variability in eps. So we are not going to give eps guidance. You notice we did not give it the last two quarters, and this acquisition is making it even more difficult to get to an eps number. We know you guys have to model it and we know you guys have to put a number out there, we will try to help you and do what we can, but Bill will explain where this is coming from.

Bill Burns, CFO:

I would just add, I think when you look at the quarter we reported a ten cent loss at an eps level, but of course there were deal related costs and severance costs associated with the change in leadership. Those costs fall virtually to the bottom line. There is no tax benefit in the results because of the position we’re in from a valuation allowance. So, if we were to exclude those costs, we would basically have been adding back eleven cents. We’d be on a pro forma basis without the one-time charges at about a positive one cent for the quarter…for Q2. Going into the third quarter, what is going to introduce significant volatility is the fair value of the derivative, and there is no ability to really predict where share price and other inputs that go into the model will come out.

Bill Grubbs, CEO:

Give them the magnitude of scale. If the share price goes up a dollar, what happens?

Bill Burns, CFO:

Right, as we’ll disclose in the Q -- and these numbers are preliminary because we are still getting the valuation models from the third party -- a dollar move in the share price could have a negative impact to earnings of about $1.5 million below EBITDA as the derivative liability would be a higher value. It swings both ways. A decline in share price doesn’t have as significant an impact – it’s actually a little muted, so the benefit of a share price decline is not as great as when the share price increases. It is not apples to apples on both sides of the equation, but that will trigger additional volatility for us. It is non-cash valuation adjustment to the derivative liability. So, just to be clear we will separately identify that in the financial statements so you’ll be able to see that and we will also talk to you about how much amortization of the debt discount was for the quarter – so even if nothing else changed and share price remained constant and did not get revalued, because the creation of the derivative liability on the balance sheet creates an additional debt discount that has to be amortized, interest expense will also be higher as that is amortized back to the P&L. We will try to get you more guidance on that as we go through the quarter, but right now the problem is that we don’t have the final valuation so it is impossible to tell you what the Q3 interest expense impact would be. And, as I mentioned, it is virtually impossible to tell you what the valuation on the derivative would swing by in a quarter. I just wanted to point out those couple of changes coming up in Q3 results.

Bill Grubbs, CEO:

Any other questions? Well, we apologize again for the mess up on the Verizon call. I apologize for that, but we appreciate you all getting back on the phone again. Obviously, you know you can give either Bill or me a call if you have any follow-up questions.